SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2002

GENERAL MAGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25374 (Commission File Number)	77-0250147 (IRS Employer Identification No.)

420 North Mary Avenue Sunnyvale, California (Address of Principal Executive Offices)	94085 (Zip Code)

Registrant’s telephone number, including area code: (408) 774-4000

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5. Other Events.

     On August 22, 2002, General Magic, Inc., the Registrant, received a letter from Nasdaq informing the Registrant that based on the Form 10-Q for the period ended June 30, 2002, the Registrant does not comply with Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,000,000 in net tangible assets or $2,500,000 in stockholders’ equity or a market value of listed securities of $35,000,000 or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The letter advised that, consequently, Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq SmallCap Market. To facilitate the review, the letter asked that Registrant provide a specific plan to achieve and sustain compliance with all The Nasdaq SmallCap Market listing requirements. Nasdaq has agreed that the Registrant may have until September 16, 2002 to provide such a plan. If, after conclusion of its review, Nasdaq determines that the Registrant’s plan does not adequately address the issues noted in its letter, the Registrant’s securities will be delisted. The Registrant may appeal the decision to a Nasdaq Listing Qualifications Panel.

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Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

None.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MAGIC, INC.

Dated: August 29, 2002	By:	/s/ Mary E. Doyle

Mary E. Doyle Senior Vice President—Business Affairs, General Counsel and Secretary

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